                                  EXHIBIT 10.52

               FIRST AMENDMENT TO SENIOR SECURED CREDIT AGREEMENT
                           AND CERTAIN LOAN DOCUMENTS

                  This FIRST AMENDMENT TO SENIOR SECURED CREDIT AGREEMENT AND CERTAIN LOAN DOCUMENTS (this "First Amendment") is entered into as of February 9, 1998 by and among ADFlex Solutions, Inc., a Delaware corporation (the "Borrower"), and the banks and other financial institutions that either now or in the future are parties thereto as lenders (collectively the "Lenders" and each individually a "Lender"), BankBoston, N.A. in its capacity as the L/C Issuer (in such capacity, together with any successors thereto in such capacity, the "L/C Issuer"), and BankBoston N.A., as agent and representative for the Lenders (in such capacity BankBoston N.A. or any successor in such capacity is referred to herein as the "Agent"). The Lenders, the L/C Issuer, and the Agent are collectively referred to herein as the "Lender Parties" and each individually as a "Lender Party".

                                    RECITALS

                  A. Borrower and Lender Parties are parties to that certain Senior Secured Credit Agreement dated as of June 5, 1997 (the "Credit Agreement"), pursuant to which the Lenders agreed to make available to Borrower certain credit facilities, and certain related loan documents (the "Loan Documents").

                  B. Borrower and the Lender Parties have agreed to make certain amendments to the Credit Agreement and to certain of the Loan Documents, subject to the conditions and in reliance on the representations and warranties set forth below.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Lender Party and Borrower hereby agree as follows:

                                    AGREEMENT

                  1. DEFINED TERMS; SECTION REFERENCES. Initially capitalized terms used but not defined in this First Amendment shall have the meanings assigned to such terms in the Credit Agreement. All "Section" references herein are to sections of the Credit Agreement unless otherwise specified.

                  2. AMENDMENTS TO SECTION 1.1 OF THE CREDIT AGREEMENT.

                  (a) A new definition of "Term Commitment" shall be added to
Section 1.1 of the Credit Agreement, and shall provide in its entirety as follows:

                  ""TERM COMMITMENT" means, with respect to each Lender, the amount set forth for such Lender as its "Term Commitment" on Schedule 1.1A, as reduced or terminated from time to time pursuant to the terms hereof."

                  (b) The definition of "Term Loan Maturity Date" shall be amended to provide in its entirety as follows:

                  ""TERM LOAN MATURITY DATE" means December 31, 2002."


                                Credit Agreement
                                       1
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                  3. AMENDMENTS TO SECTION 2.1.1. OF THE CREDIT AGREEMENT.

                  Section 2.1.1. of the Credit Agreement shall be amended to provide in its entirety as follows:

                  "2.1.1. TERM LOANS. Each Lender severally agrees, upon the terms and subject to the conditions set forth in this Agreement, to make Term Loans to the Borrower as follows: (a) a single borrowing of Term Loans aggregating $25,000,000 will be made on the Closing Date; (b) a single borrowing of Term Loans aggregating $5,000,000 will be made on the date of this First Amendment; and (c) a single borrowing of Term Loans aggregating $5,000,000 will be made on a date to be specified by Borrower during the period beginning on the date of this First Amendment and ending on August 31, 1998; provided, however, that no Lender shall be required to extend Term Loans in a principal amount exceeding such Lender's Term Commitment as of the date of the requested borrowing of Term Loans."

                  4. AMENDMENTS TO SECTION 2.7.1. OF THE CREDIT AGREEMENT.

                  Section 2.7.1. of the Credit Agreement shall be amended to provide in its entirety as follows:

                  "2.7.1. Each Lender's Revolving Commitment shall terminate without further action on the part of such Lender on the earlier to occur of (a) December 31, 2000 (or if that date is not a Business Day, the next preceding LIBOR Business Day) (the "Stated Termination Date"), and (b) the date of termination of the Revolving Commitment pursuant to Section 2.7.2. or 7.2. (such earlier date being referred to herein as the "Termination Date")."

                  5. AMENDMENTS TO SECTION 2.8.1.1. OF THE CREDIT AGREEMENT.

                  Section 2.8.1.1. shall be amended such that it will provide, in its entirety, as follows:

                  "2.8.1.1. The Borrower shall make principal payments as follows: (i) a principal payment in the amount of $1,785,714.28 will be paid on the last Business Day of each of the five quarters beginning with the quarter that ends on December 31, 1998, and (ii) a principal payment in the amount of one-twelfth of the outstanding balance as of January 1, 2000 will be paid on the last Business Day of each of the twelve quarters beginning with the quarter that ends on March 31, 2000 (each such payment date being referred to hereinafter as a "Term Loan Payment Date"). The Term Loans in any event shall be paid in full on the Term Loan Maturity Date. The principal amount of the Term Loans prepaid or repaid by the Borrower may not be reborrowed."

                  6. AMENDMENTS TO SECTION 2.8.3. OF THE CREDIT AGREEMENT.

                  Section 2.8.3. of the Credit Agreement shall be amended by deleting Section 2.8.3.3. in its entirety.

                  7. AMENDMENTS TO SECTION 6.2.6. OF THE CREDIT AGREEMENT.
Section 6.2.6. of the Credit Agreement shall be amended to provide in its entirety as follows:

                  "6.2.6. Other Debt of the Borrower that is (i) unsecured or
(ii) secured only by a valid and perfected purchase money security interest, in an aggregate amount incurred during the term of this Agreement not exceeding $15,000,000;".


                                Credit Agreement
                                       2
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                  8. AMENDMENTS TO SECTION 6.5.3. OF THE CREDIT AGREEMENT.
Section 6.5.3. of the Credit Agreement shall be amended to provide in its entirety as follows:

                  "6.5.3. INTEREST COVERAGE RATIO. As of the last day of each Fiscal Quarter, Borrower's Interest Coverage Ratio for the two consecutive Fiscal Quarters then ended shall not be less than 3:00 to 1:00."

                  9. AMENDMENTS TO SCHEDULES TO THE CREDIT AGREEMENT.

                  (a) Schedule 1.1A to the Credit Agreement shall be amended to provide in its entirety as set forth on the Amended Schedule 1.1A attached hereto.

                  (b) Schedule 1.1E to the Credit Agreement shall be amended to provide in its entirety as set forth on the Amended Schedule 1.1.E attached hereto.

                  10. AMENDMENT TO SECURITY AGREEMENT. Section 4.8 of the Security Agreement entered into in connection with the Credit Agreement shall be amended to provide in its entirety as follows:

                  "SECTION 4.8. DELIVERY OF PLEDGED COLLATERAL. The Grantor shall deliver to the Agent, together with appropriate endorsements or documentation of assignment thereof acceptable to the Agent, any and all Notes Receivable or Chattel Paper having a face amount, negotiable Documents evidencing title to any Collateral having a fair market value, and all certificated Securities having a fair market value, individually or in the aggregate, that is Material (collectively the "Pledged Collateral"). All Collateral of such types that is not required to be so delivered to the Agent shall bear a legend showing the interest of the Agent therein."

                  11. AGREEMENT RE INCURRENCE OF SECURED DEBT. Borrower has informed the Agent that following the Closing Date, Borrower's subsidiary ADFlex Cayman Limited ("ADFlex Cayman") incurred secured Debt in connection with its purchase of twenty percent (20%) of the stock of ADFlex Thailand Ltd. ("ADFlex Thailand") (ADFlex Cayman already owned the other eighty percent (80%) of the stock of ADFlex Thailand). Although Borrower does not concede that such transaction resulted in a Default or an Event of Default, Agent and the Lenders hereby waive the existence of any Default or Event of Default that may have existed as a result of the incurrence of such Debt and the granting of a Lien in connection therewith, provided that such waiver shall be effective only to the extent that ADFlex Cayman repays such Debt in full, in accordance with its terms and not later than the stated maturity date therefor, and does not enter into any agreement varying the terms or extending the maturity date of, or replacing or refinancing, such secured Debt.

                  12. AMENDMENT FEE. On the date hereof, Borrower shall pay to Agent, for the ratable benefit of the Lenders, an amendment fee (the "Amendment Fee") of one tenth of one percent (.10%) of the sum of the Lenders' Term Commitments and Revolving Commitments on such date.

                  13. CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS FIRST AMENDMENT. Lender Parties' obligations under this First Amendment are conditioned upon, and this First Amendment shall not be effective until, satisfaction in full of each of the following:

                  (a) Agent shall have received this First Amendment, duly executed by each appropriate Person and in form and substance satisfactory to Agent and its counsel;


                                Credit Agreement
                                       3
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                  (b) Borrower shall have paid to Agent (i) the Amendment Fee;
and (ii) all amounts then due and payable pursuant to Section 9.1 of the Credit Agreement which shall have been presented for payment;

                  (c) All of the representations and warranties of Borrower contained herein, in the Credit Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the effective date of this First Amendment, as though made on and as of that date (except to the extent that such representations and warranties expressly relate to an earlier date or reflect changes brought about by this First Amendment);

                  (d) Borrower shall have delivered to Agent certified copies of resolutions of its Board of Directors authorizing Borrower to execute and deliver this First Amendment, in form and substance satisfactory to Agent in its sole and absolute discretion;

                  (e) No Default or Event of Default shall have occurred and be continuing or would result from the consummation of the transactions contemplated in this First Amendment; and

                  (f) All other documents, certificates, consents and opinions required by Agent in connection with the transactions contemplated by this First Amendment shall have been executed and delivered in form and substance satisfactory to Agent in its sole and absolute discretion.

                  14. REPRESENTATIONS AND WARRANTIES. In order to induce Lender Parties to enter into this First Amendment, Borrower makes the following representations and warranties:

                  (a) The representations and warranties contained in the Credit Agreement (and in the Schedules thereto) and each of the other Loan Documents (and in the Schedules thereto) are true, correct and complete in all material respects at and as of the effective date of this First Amendment (except to the extent that such representations and warranties expressly relate to an earlier date or reflect changes brought about by this First Amendment); and

                  (b) This First Amendment and all other agreements and documents executed by Borrower in connection herewith have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to the enforcement of the rights of creditors generally, or the exercise of judicial discretion with respect to equitable remedies.

                  15. REFERENCES. All references in the Credit Agreement to "this Agreement", "hereof", "herein", "hereto", or words of similar import, and all references in all other Loan Documents to "the Credit Agreement" shall be, and shall be deemed to be for all purposes, references to the Credit Agreement as amended.

                  16. CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS OTHERWISE NOT AFFECTED. Except as expressly amended pursuant to this First Amendment, the Credit Agreement and each of the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. Each Lender Party continues to reserve any and all rights and remedies under the Credit Agreement and each of the other Loan Documents, and no failure, delay or discontinuance on the part of any Lender Party in exercising any right, power or remedy thereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. This First Amendment and the Credit Agreement shall be read together, as one document.


                                Credit Agreement

                  17. BINDING EFFECT. This First Amendment shall be binding upon, inure to the benefit of and be enforceable by Borrower and each Lender Party and their respective successors and assigns, as permitted pursuant to the Credit Agreement.

                  18. TIME OF THE ESSENCE. Time and exactitude of each of the terms, obligations, covenants and conditions of this First Amendment are hereby declared to be of the essence.

                  19. GOVERNING LAW. THIS FIRST AMENDMENT IS A CONTRACT UNDER THE LAWS OF THE STATE OF CALIFORNIA AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY SUCH LAWS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).

                  20. COUNTERPARTS. This First Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving any matter with respect to this First Amendment it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.


                                Credit Agreement
                                       5
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                  IN WITNESS WHEREOF, the parties hereto have duly executed this
First Amendment, as of the date first above written.

                                      AGENT:

                                      BANKBOSTON, N.A.,
                                      A NATIONAL BANKING ASSOCIATION,
                                      as Agent, L/C Issuer and a Lender

                                      By: \s\ Kevin T. Malone
                                          -------------------------------------
                                      Name: Kevin T. Malone
                                      Title: Division Executive

                                      LENDERS:

                                      BANK ONE, ARIZONA, N.A.,
                                      A NATIONAL BANKING ASSOCIATION

                                      By: \s\ Steven P. Reinhart
                                          -------------------------------------
                                      Name: Steven P. Reinhart
                                      Title: Vice President

                                      IMPERIAL BANK,
                                      A CALIFORNIA BANKING CORPORATION

                                      By: \s\ Kevin C. Holloran
                                          -------------------------------------
                                      Name: Kevin C. Holloran
                                      Title: Senior Vice President

                                      THE UNION BANK OF CALIFORNIA,
                                      A NATIONAL BANKING ASSOCIATION

                                      By: \s\ Scott Lane
                                          -------------------------------------
                                      Name: Scott Lane
                                      Title: Vice President


                                Credit Agreement

                                      BORROWER:

                                      ADFLEX SOLUTIONS, INC.,
                                      A DELAWARE CORPORATION

                                      By: \s\ Donald E. Frederick
                                          -------------------------------------
                                      Name: Donald E. Frederick
                                      Title: Vice President, Chief Financial
                                             Officer


                                Credit Agreement
                                       7
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                                                                   SCHEDULE 1.1A

                                   COMMITMENTS

Lender                               Committment        Revolving Commitment    Term Commitment
------                               -----------        --------------------    ---------------
BankBoston, N.A.                     $17,500,000         $ 7,291,666.667        $10,208,333.333
Bank One, Arizona, N.A.               15,000,000           6,250,000.000          8,750,000.000
The Union Bank of California          15,000,000           6,250,000.000          8,750,000.000
Imperial Bank                         12,500,000           5,208,333.333          7,291,666.667
Total                                $60,000,000         $25,000,000.000        $35,000,000.000


                                Credit Agreement
                                 Schedule 1.1A

                                                                   SCHEDULE 1.1E

                          APPLICABLE MARGIN & FEE RATE

         The "APPLICABLE MARGIN" in respect of LIBOR Rate Loans and the "FEE RATE" for any day are the respective rates per annum set forth below in the applicable row under the column corresponding to the Pricing Level that applies on such day:


                                                    L              L            L            L           L
                                        LEVEL I     LEVEL II       LEVEL III    LEVEL IV     LEVEL V
PRICING LEVEL                           PRICING     PRICING        PRICING      PRICING      PRICING
-------------                           -------     -------        -------      -------      -------
Applicable Margin                                    1              1            1            1
(LIBOR Rate Loans)                       1.25        1.50           1.75         2.00         2.25       2
                                                      0              0            0           .
Fee Rate                                  .20         .20            .20          .25          .30       0

         For purposes of this Schedule, the following terms have the following meanings:

         "LEVEL I PRICING" applies during any Pricing Period if, at the end of the Fiscal Quarter most recently ended prior to the first day of such Pricing Period, the Interest Coverage Ratio for the two consecutive Fiscal Quarters then ended was greater than 7.50 to 1.00.

         "LEVEL II PRICING" applies during any Pricing Period if no higher Pricing Level applies and, at the end of the Fiscal Quarter most recently ended prior to the first day of such Pricing Period, the Interest Coverage Ratio for the two consecutive Fiscal Quarters then ended was less than or equal to 7.50 to 1.00, but greater than 5.00 to 1.00.

         "LEVEL III PRICING" applies during any Pricing Period if no higher Pricing Level applies and, at the end of the Fiscal Quarter most recently ended prior to the first day of such Pricing Period, the Interest Coverage Ratio for the two consecutive Fiscal Quarters then ended was less than or equal to 5.00 to 1.00, but greater than 4.00 to 1.00.

         "LEVEL IV PRICING" applies during any Pricing Period if no higher Pricing Level applies and, at the end of the Fiscal Quarter most recently ended prior to the first day of such Pricing Period, the Interest Coverage Ratio for the two consecutive Fiscal Quarters then ended was less than or equal to 4.00 to 1.00, but greater than 3.00 to 1.00.

         "LEVEL V PRICING" applies during (i) the period beginning on the Closing Date and ending on the day on which the Compliance Certificate required in respect of the Fiscal Quarter ending September 30, 1997, is delivered, and
(ii) any Pricing Period if (i) at the end of the Fiscal Quarter most recently ended prior to the first day of such Pricing Period, the Interest Coverage Ratio for the two consecutive Fiscal Quarters then ended was less than or equal to
3.00 to 1.00, or (ii) on the first day of such Pricing Period the financial statements required by Section 5.1.2 of the Credit Agreement shall not have been delivered with respect to such Fiscal Quarter.

         "PRICING PERIOD" means a period beginning on (and including) the day on which a Compliance Certificate required pursuant to Section 5.1.2 of the Credit Agreement is delivered,


                                Credit Agreement
                                  Schedule 1.1E
and ending on (and excluding) the day on which the next such Compliance Certificate is delivered. The first Pricing Period shall begin on the day on which the Compliance Certificate required in respect of the Fiscal Quarter ending September 30, 1997 is delivered.

         "PRICING LEVEL" refers to such of Level I Pricing, Level II Pricing, Level III Pricing, Level IV Pricing or Level V Pricing as applies during any particular day. The numbering of Pricing Levels is in ascending order (e.g., Level II Pricing is referred to as a "higher" Pricing Level than Level I Pricing).


                                Credit Agreement
                                  Schedule 1.1E